1

LAND COURT SYSTEM
WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.                Hawaii
720 East Wisconsin Avenue ‑ Rm N16WC            Loan No. 340128
Milwaukee, WI 53202
Attn: Jessica Michaels

         SPACE ABOVE THIS LINE FOR RECORDER'S USE

LOAN ASSUMPTION
and AMENDMENT TO LOAN DOCUMENTS

THIS LOAN ASSUMPTION and AMENDMENT TO LOAN DOCUMENTS (this "Assumption and Amendment") is made as of the 23rd day of February, 2018, by and between TRC LAULANI VILLAGE, LLC, a Delaware limited liability company, whose mailing address is c/o Terramar Retail Centers, 5973 Avenida Encinas, Suite 300, Carlsbad, California 92008 ("TRC Laulani"), ABP E1 LLC, a Hawaii limited liability company (“ABP E1”) and ABP ER1 LLC, a Hawaii limited liability company (“ABP ER1”), collectively, ABP E1 and ABP ER1 are referred to as the "Transferees" and/or collectively as "Borrower"), whose address is: c/o A & B Properties, Inc., 822 Bishop Street, Honolulu, HI 96813, and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation ("Northwestern" and/or "Lender"), whose address is: 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and

WHEREAS, pursuant to that certain Application for Mortgage Loan dated February 4, 2014 from TRC Laulani to Northwestern, as accepted by that certain acceptance letter dated February 28, 2014 issued by Northwestern (collectively, the "Commitment"), Northwestern made a loan to TRC Laulani (the "Loan") evidenced by that certain Promissory Note executed by TRC Laulani and dated April 10, 2014 (the "Note"). The Note is secured by a lien against certain property in the City and County of Honolulu, State of Hawaii (the "Property") described in a Mortgage and Security Agreement (the "Lien Instrument") dated April 10, 2014, securing an indebtedness in the original amount of Sixty-Two Million Dollars ($62,000,000.00) executed by TRC Laulani and recorded on April 22, 2014 as Document No. A-52250098 in the records of Honolulu County, Hawaii, and in that certain Absolute Assignment of Leases and Rents (the "Absolute Assignment") dated as of April 10, 2014, and recorded in said office on April 22, 2014 as Document No. A-52250099 (the Commitment, this Assumption and Amendment, the Note, the Lien Instrument, and the Absolute Assignment are hereinafter referred to as the "Loan Documents"); and

WHEREAS, in conjunction with the Loan, Terramar Retail Centers, LLC, a Delaware limited liability company (“Terramar Retail”) executed that certain Guarantee of Recourse Obligations (“GRO”) dated as of April 10, 2014, and Terramar Retail together with TRC Laulani executed that certain Environmental Indemnity Agreement (the "Indemnity Agreement") dated as of April 10, 2014; and

WHEREAS, Northwestern has been requested to consent to the sale of the Property (the "Sale") from TRC Laulani to the Transferees and the assumption of the Loan (the "Assumption") by Transferees; and

WHEREAS, a condition precedent to the granting of Northwestern's consent to the Sale and Assumption is that the Transferees enter into this Assumption and Amendment whereby the Transferees assume all of the liabilities and obligations of TRC Laulani under the Loan Documents, whether arising or accruing prior to or after the date of the Sale (the "Loan Obligations"); and

WHEREAS, as a further condition precedent to the granting of Northwestern's consent to the Sale and Assumption is that Transferees and A & B Properties Hawaii, LLC, Series R, a series of a Delaware limited liability company ("A & B Properties") enter into Northwestern's form of Environmental Indemnity Agreement and A & B Properties enter into Northwestern's form of Guarantee of Recourse Obligations for the benefit of Lender; and

WHEREAS, TRC Laulani and Transferees are entering into this Assumption and Amendment for the purpose of satisfying the foregoing condition precedent to the granting of Northwestern's consent to the Sale and Assumption.

NOW, THEREFORE, in consideration of the above and of the mutual agreements herein contained, the undersigned parties agree to the following:

1. Unless otherwise defined herein, capitalized words and terms used herein shall have the meanings ascribed to them in the Loan Documents.

2. Northwestern hereby consents to the Sale and the Assumption and agrees that the Sale will not constitute an Event of Default or cause an acceleration of the debt evidenced by the Note.

3. All references contained in the Loan Documents to "Borrower" or "Mortgagor" shall, as of the date hereof, refer to the Transferees (whether one or more).

4.    Northwestern hereby consents to the Sale as the "one‑time transfer of all but not less than all of the Property" referenced in the provision of the Lien Instrument entitled "Prohibition on Transfer/One-Time Transfer". Transferees shall have no further right under the "one-time transfer" provision as set forth in the Lien Instrument.

5. Transferees hereby assume, ratify and confirm all of the Loan Obligations and hereby promise to pay the Note according to its terms, and to perform and be bound by each and all of the covenants, agreements and obligations contained in the Note and the Lien Instrument, as though the Note and the Lien Instrument had originally been made, executed and delivered by Transferees, except that the reduction, if any, of the principal amount of the Note and the payment of interest thereon as of the date of the Sale and Assumption shall be recognized.

6. Notwithstanding anything to the contrary contained in the Loan Documents and any other documents executed and/or delivered in connection with the Loan (collectively, the

"Existing Loan Documents"), Northwestern hereby releases TRC Laulani and Terramar Retail from any and all obligations under the Existing Loan Documents, except the Indemnity Agreement (limited as provided in paragraph 7 below).

7. Not withstanding anything to the contrary contained in the Existing Loan Documents, Northwestern hereby releases TRC Laulani and Terramar Retail from all liability under the Indemnity Agreement, except for Damages (as defined in the Indemnity Agreement) suffered or incurred by any of the Indemnified Parties (as defined in the Indemnity Agreement) as a result of any Environmental Activity or Condition (as defined in the Indemnity Agreement) first occurring or arising before the date of the Sale and Assumption, provided, however, Northwestern hereby releases TRC Laulani and Terramar Retail from any Damages related to the exacerbation of any such Environmental Activity or Condition occurring on or after the date of the Sale and Assumption (provided, however, it shall be TRC Laulani’s and Terramar Retail’s burden of proof with respect to the source and extent of such exacerbation).

8. The Note is hereby amended as follows:

(a) subsection (h) contained in the definition of Recourse Obligations is hereby amended in its entirety as follows:

"(h) all outstanding amounts due under the Indebtedness, including principal, interest, and other charges if there shall be a violation of any of the provisions of the Lien Instrument following the caption entitled "Prohibition on Transfer"; and

(b) the following paragraph contained on page six (6) of the Note is hereby amended to read, in its entirety, as follows:

"Notwithstanding the foregoing, the personal liability of Borrower shall be limited to the assets of Borrower as opposed to the assets of Borrower's beneficial owners, except as otherwise provided in the Guarantee of Recourse Obligations dated as of even date herewith and the Environmental Indemnity Agreement dated as of even date herewith. If Borrower is a partnership or limited liability company, a negative capital account of any partner or member in Borrower, as applicable, shall not be deemed an asset of Borrower. If such proceeds are insufficient to pay the Indebtedness, Lender will never institute any action, suit, claim or demand in law or in equity against the partners, members or shareholders of Borrower for or on account of such deficiency."

9. The Lien Instrument is hereby amended as follows:

(a) the definition of Loan Documents on page 4 of the Lien Instrument is hereby amended to read, in its entirety, as follows:

"Loan Documents" means this instrument, the Note, that certain Application for Mortgage Loan dated February 4, 2014 from TRC LAULANI VILLAGE, LLC, a Delaware limited liability company to Mortgagee, and that certain acceptance letter issued by Mortgagee on February 28, 2014 (together, the "Commitment"), that certain Absolute Assignment of Leases and Rents of even date herewith between TRC LAULANI VILLAGE, LLC, a Delaware limited liability company and Mortgagee (the "Absolute Assignment"), that certain Certification of Borrower of even date herewith, those certain Limited Liability Company Supplements dated of even date herewith and any other supplements and authorizations required by Mortgagee and any other agreement entered into or document executed by Mortgagor and delivered to Mortgagee in connection with the indebtedness evidenced by the Note, except for that certain Environmental Indemnity Agreement dated of even date herewith given by ABP E1 LLC, a Hawaii limited liability company, ABP ER1 LLC, a Hawaii limited liability company, and A & B Properties Hawaii LLC, Series R, a series of Delaware limited liability companies to Mortgagee (the "Environmental Indemnity Agreement"), as any of the foregoing may be amended from time to time."

(b) the provision of the Lien Instrument entitled "Personal Property" is hereby amended by deleting subsection (c) in its entirety and replacing it with the following:

"(c)    Mortgagor is a limited liability company organized under the laws of the State of Hawaii. Until the Indebtedness is paid in full, Mortgagor (i) shall not change its legal name without providing Mortgagee with thirty (30) days prior written notice; (ii) shall not change its state of organization; and (iii) shall preserve its existence and shall not, in one transaction or a series of transactions, merge into or consolidate with any other entity."

(c) the provision of the Lien Instrument entitled "Prohibition on Transfer/One-Time Transfer" is hereby amended to read in its entirety the following:

Prohibition on Transfer. The present ownership and management of the Property is a material consideration to Mortgagee in making the loan secured by this instrument, and Mortgagor shall not (i) convey title to all or any part of the Property, (ii) enter into any contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Property which gives a purchaser possession of, or income from, the Property prior to a transfer of title to all or any part of the Property ("Contract to Convey") or (iii) cause or permit a Change in the Proportionate Ownership (as hereinafter defined) of Mortgagor. Any such conveyance, entering into a Contract to Convey or Change in the Proportionate Ownership of Mortgagor shall constitute a default under the terms of this instrument.

"Change in the Proportionate Ownership" means in the case of a corporation, a change in, or the existence of a lien on, the direct or indirect ownership of the stock of Mortgagor; in the case of a trust, a change in the trustee, or a change in, or the existence of a lien on, the direct or indirect ownership of the beneficial interests of Mortgagor; in the case of a limited liability company, a change in, or the existence of a lien on, the direct or indirect ownership of the limited liability company interests of Mortgagor; in the case of a partnership, a change in, or the existence of a lien on, the direct or indirect ownership of the partnership interests of Mortgagor.

Any transfer with regards to Mortgagor's reverse IRC Section 1031 exchange shall not constitute an Event of Default or be deemed to be a prohibited transfer pursuant to this provision entitled " Prohibition on Transfer".

(d) the following provisions are added to the Lien Instrument after the provision on page 21 entitled "Property Management":

Waiver of Partition. Until the Indebtedness is paid in full, all of the undersigned Transferees (as tenants-in-common or otherwise) hereby waive absolutely any and all rights to partition the Property.

Tenancy-In-Common Agreement: The Transferees agree not to modify, amend or terminate the Co-Ownership Agreement dated January 18, 2018 (the "TIC Agreement"), as delivered to Beneficiary, without Beneficiary's prior written consent, and further agree that any such modification, amendment or termination, without Beneficiary's prior written consent shall constitute a default under this instrument. The Transferees further agree that any right or rights any of them may have with respect to any right or rights in the Property of any of the other Transferees (in the TIC Agreement or otherwise) shall be subject to this Lien Instrument, and that the exercise of any such right or right shall be null and void without the prior written consent of Beneficiary.

All co-tenants shall jointly and severally indemnify Beneficiary for any loss, liability or cost whatsoever, incurred by Beneficiary as a result of the ownership of the Property as co-tenants rather than as a single entity, including any loss, liability or cost to Beneficiary as a result of any breach of the convents contained in this provision.

(e) the provision of the Lien Instrument entitled "Notices" is hereby amended to read, in its entirety, as follows:

"Notices. Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Mortgagor by certified mail or reputable courier service shall be addressed to Mortgagor:

Jan Cadena
A & B Properties, Inc.
822 Bishop Street
Honolulu, HI 96813
jcadena@abprop.com
808-525-8458
808-525-8460 fax

or such other address in the United States of America as Mortgagor shall designate in a notice to Beneficiary given in the manner described herein. Any notice sent to Beneficiary by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202, or at such other addresses as Beneficiary shall designate in a notice given in the manner described herein. Any notice given to Beneficiary shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received; provided that any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery."

(f) the provision of the Lien Instrument entitled "Nature and Succession of Agreements" is hereby amended to read, in its entirety, as follows:

"Nature and Succession of Agreements. Each of the provisions, covenants and agreements contained herein shall inure to the benefit of, and be binding on, the heirs, executors, administrators, successors, grantees, and assigns of the parties hereto, respectively, and the term "Mortgagee" shall include the owner and holder of the Note. The liability of Mortgagor hereunder shall be joint and several."

10. Except as set forth herein, the Note and the Lien Instrument shall remain in full force and effect, unchanged and in all respects, ratified and confirmed.

11. Nothing herein contained shall affect the priority of the Lien Instrument over other liens, charges, encumbrances or conveyances. In addition, except as expressly provided herein, nothing herein contained shall release or change the liability of any party who may now or hereafter be liable, primarily or secondarily, under or on account of the Note.

12. All references in the Loan Documents (i) to the Lien Instrument shall mean the Lien Instrument, as modified by this Assumption and Amendment, (ii) to the Loan Documents shall mean the Loan Documents as described in this Assumption and Amendment.

13. This Assumption and Amendment may be executed in any number of counterparts and shall be binding upon all parties with the same force and effect as if all parties had signed the same counterpart, and each signed counterpart shall constitute an original of this Assumption and Amendment.

IN WITNESS WHEREOF, this Assumption and Amendment has been executed by the undersigned as of the day and year first above written.

TRC LAULANI VILLAGE, LLC, a Delaware
limited liability company

By:	Terramar Retail Centers, LLC, a Delaware limited liability company, its Sole Member

By:    /s/ TimPettit
Name:
Title:

ACKNOWLEDGMENT

STATE OF CALIFORNIA            )
)ss.
COUNTY OF SAN DIEGO        )

On January 12_____, 2018, before me,                     , a Notary Public, personally appeared     ____________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(Place Notary Seal Above)                Name (typed or printed)
My Commission expires:

(signatures continued on next page)

(signatures continued)

ABP E1:	ABP E1 LLC, a Hawaii limited liability company

By:    A & B Properties Hawaii, LLC, Series R, a series of a Delaware limited liability company, its Manager

By:    /s/ Lance K Parker
Name:    Lance K. Parker
Its:    President

By:    /s/ Jeffrey W. Pauker
Name:    Jeffrey W. Pauker
Its:    Vice President

(signatures continued on next page)

(signatures continued)

ABP ER1:	ABP ER1 LLC, a Hawaii limited liability company

By:    T.G. Super Exchange Corp., a Hawaii corporation, its Manager and Sole Member

By:    /s/ Mae Nakagawa
Name:    Mae Nakagawa
Its:    Assistant Vice President

By:    /s/ Danette Tamayoshi
Name:    Danette Tamayoshi
Its:    Assistant Secretary

(acknowledgment of ABP ER1 on following pages)

(acknowledgment of ABP ER1)

STATE OF HAWAII    )
)    SS:
CITY AND COUNTY OF HONOLULU    )
On this ____ day of February, 2018, before me personally appeared Mae Nakagawa and Danette Tamayoshi, to me personally known, who, being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacity shown, having been duly authorized to execute such instrument in such capacity.

Notary Public, State of Hawaii Printed Name: My commission expires:
(Official Stamp or Seal)

NOTARY CERTIFICATION STATEMENT
Document Identification or Description: ___________________________
Doc. Date: ___________________ or ¬ Undated at time of notarization.
No. of Pages: ____________Jurisdiction: First Circuit
(in which notarial act is performed)

Signature of Notary Date of Notarization and
Certification Statement
        (Official Stamp or Seal)
Printed Name of Notary

(signatures continued on next page)

(signatures continued)

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

By:	Northwestern Mutual Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate

By:    /s/ Christina M. Misiti-Eskritt
Christina M. Misiti-Eskritt,
Managing Director

Attest:     /s/ Chaz M. Rodriguez
(corporate seal)                        Chaz M. Rodriguez,
Assistant Secretary

STATE OF WISCONSIN        )
)ss.
COUNTY OF MILWAUKEE    )

The foregoing instrument was acknowledged before me this 19th day of February, 2018, by Christina M. Misiti-Eskritt and Chaz M. Rodriguez, the Managing Director and Assistant Secretary, respectively, of Northwestern Investment Management Company, LLC, on behalf of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY and acknowledged the execution of the foregoing instrument as the act and deed of said corporation.

My commission expires: October 30, 2018

Anna K. Bagstad, Notary Public

This instrument was prepared by Domingo Cruz, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, WI 53202.